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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):              December 19, 1996




                                 DEP CORPORATION

             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-12862                  95-2040819
(State or other jurisdiction of    (Commission             (I.R.S. Employer
incorporation or organization)    File Number)          Identification Number)


             2101 East Via Arado, Rancho Dominguez, California 90220
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (310) 604-0777



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ITEM 5.   OTHER EVENTS.

          In the S.C. Johnson & Son, Inc. ("S.C. Johnson") litigation, the Company and S.C. Johnson have reached an out-of-court settlement which resolves all of the pending litigation between the Company and S.C. Johnson. Under the terms of such settlement the Company will receive net cash proceeds from S.C. Johnson of $2.5 million, a $1.4 million payment from the Company's insurance carriers and forgiveness of $1.4 million owed S.C. Johnson for certain goods delivered following the Agree and Halsa acquisition. Dep values the total settlement at $5.3 million. Under the Company's term loan agreement, net cash proceeds, as defined, of the settlement will be used to reduce the Company's long-term debt.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  Not applicable.

(b)       PRO FORMA FINANCIAL INFORMATION.  Not applicable.

(c)       EXHIBITS.

          28.1 Press release dated December 19, 1996.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  December 20, 1996               DEP CORPORATION



                                        /s/ D. LEE JOHNSON
                                        -----------------------------------
                                        D. Lee Johnson
                                        Vice President, Administration and
                                          Investor Relations


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                                  EXHIBIT INDEX

Exhibit
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28.1      Press release dated December 19, 1996

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       FOR IMMEDIATE RELEASE
For:   DEP Corporation                       Contact
       2101 East Via Arado                   D. Lee Johnson: (310) 604-0777
       Rancho Dominguez, CA 90220            Sitrick and Company
                                             Ann Julsen:  (310) 788-2850

         DEP CORPORATION AND S.C. JOHNSON & SON, INC. SETTLE LITIGATION

          Los Angeles, CA, December 19, 1996 - DEP Corporation (NASDAQ SmallCap:
DEPC) reported today that out-of-court settlements have been reached in connection with all pending litigation between itself and S.C. Johnson & Son, Inc. and its affiliates that arose in connection with DEP's 1993 purchase of the Agree and Halsa trademarks from Johnson. The settlements involve DEP, its insurance carriers and Johnson.

          Robert Berglass, president and chief executive officer of DEP, said, "We believe that it is in the best interests of the Company, its stockholders and employees to settle these suits which began nearly three years ago. With our successful financial restructuring under Chapter 11 now behind us, management can devote its full attention, as well as our financial resources, to improving the business rather than to pursuing the litigation against Johnson."

          The settlement resolves DEP's breach of contract and fraudulent transfer suits against Johnson in connection with the Agree and Halsa acquisition and various suits subsequently filed by Johnson against DEP, including a libel suit and a collection suit for approximately $1.4 million for certain goods delivered following the Agree and Halsa acquisition. DEP will receive net cash proceeds from Johnson of $2.5 million, and an additional

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$1.4 million payment from DEP's insurance carriers, and the collection case will be dismissed. All the fraud claims that were brought by DEP as part of its breach of contract suit against Johnson previously were dismissed by the court and, as a result, the settlement brings to a close all matters in dispute between the parties. Under the Company's credit agreement with its lender group, net cash proceeds of the settlement will be used to reduce the Company's long-term debt.

          DEP Corporation is a consumer products company that develops, manufactures and markets a wide variety of hair, oral and skin care products under 10 major brand names: Dep, L.A. Looks, Agree, Halsa, Lilt, Topol, Lavoris, Natures Family, Porcelana and Cuticura. The Company employs approximately 300 people at its Rancho Dominguez headquarters and production facility.


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